PETMED EXPRESS, INC.

QUARTER ENDED DECEMBER 31, 2010

CONFERENCE CALL TRANSCRIPT

JANUARY 24, 2011 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated, doing business as 1-800-PetMeds, conference call to review the financial results for the third fiscal quarter ended on December 31, 2010.  At the request of the company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and non-prescription pet medications, and other health products for dogs, cats, and horses direct to the consumer. 1-800-PetMeds markets its products through national television, on-line, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the 1-800-PetMeds brand name. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time, I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question-and-answer session, which will be later in the call. Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now, let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds.  Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome, everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our third fiscal quarter and nine months ended on December 31, 2010 to last year’s quarter and nine months ended on December 31, 2009.

For the third fiscal quarter ended on December 31, 2010, sales were $45.1 million compared to sales of $48.4 million for the same period the prior year, a decrease of 6.7%. For the nine months ended on December 31, 2010, sales were $180.7 million compared to sales of $188.0 million for the nine months the prior year, a decrease of 3.9%. The decrease was due to decreased new order sales.

For the third fiscal quarter, net income was $4.5 million, or $0.20 diluted per share, compared to $5.6 million, or $0.25 diluted per share for the same quarter the prior year, a decrease to earnings per share of 19%. For the nine months, net income was $16.7 million, or $0.74 diluted per share compared to $19.9 million, or $0.88 diluted per share a year ago, a decrease to earnings per share of 16%. The decrease was due to lower sales combined with a decrease in gross profit margins, due to more aggressive sales promotions.

Reorder sales were relatively flat at $37.3 million for the quarter compared to reorder sales of $37.6 million for the same quarter the prior year. For the nine months, the reorder sales increased by 4% to $142.8 million, compared to $137.4 million for the same period a year ago.

Exhibit 99.1 Page 1 of 6

New order sales decreased by 27% to $7.8 million for the quarter, compared to $10.7 million for the same period the prior year. For the nine months the new order sales decreased by 25% to $37.9 million, compared to $50.6 million for the same period last year. The decreases were due to reduction in advertising and increases in customer acquisition costs.  We acquired approximately 111,000 new customers in our third fiscal quarter, compared to 151,000 for the same period the prior year, and we acquired approximately 515,000 new customers in the nine months, compared to 681,000 for the same period a year ago.

Our average order was approximately $77 for the quarter, compared to $78 for the same quarter the prior year, and approximately 72% of our sales were generated on our web site for the quarter, compared to 70% for the same quarter last year.

The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off season.

For the third fiscal quarter our gross profit as a percent of sales was 37.5%, compared to 38.9% for the same period a year ago. For the nine months, our gross profit as a percent of sales was 36.8%, compared to 38.2% for the nine months a year ago. The percentage decrease can be attributed to more aggressive sales promotions.

Our general and administrative expenses as a percent of sales were 11.3% for the quarter compared to 10.2% for the same quarter the prior year, and for the nine months the G&A expenses as a percent of sales were 9.4%, compared to 9.2% a year ago. The increases in the percentages were primarily due to lower sales and increased professional fees.

For the quarter, we spent $4.4 million in advertising compared to $5.2 million for the same quarter the prior year, a decrease of 14%. For the nine months we spent $21.9 million for advertising compared to $22.8 million a year ago, a decrease of about 4%. The television remnant space availability was tight in October. Advertising costs of acquiring a customer for the quarter was approximately $40 compared to $34 for the same quarter the prior year. And for the nine months, it was $42, compared to $33 for the same period a year ago. The increases were due to reduction in the response rate due to increased competition and softer demand, and increase in advertising costs for the nine months.

Our working capital increased by $6.6 million to $86.1 million since March 31, 2010. The increase can mainly be attributed to cash flow generated from operations, offset by dividends paid and stock repurchases. We had $71.3 million in cash and temporary investments, $12.4 million in long-term auction rate securities investments, and $14.9 million in inventory with no debt as of December 31, 2010. Net cash from operations for the nine months was $31.5 million, compared to net cash from operations of $28.9 million for the same period last year. Capital expenditures for the nine months were approximately $490,000.

In accordance with our share repurchase program, we repurchased approximately 66,000 shares paying approximately $1.0 million during the quarter, and we repurchased approximately 326,000 shares paying approximately $5.2 million in the nine months. And so far in January, we have bought back approximately 101,000 shares paying about $1.6 million.

This ends the financial review. Carolyn, we are ready to take questions.

Coordinator:

Thank you. At this time if you’d like to ask a question, please press star 1. Make sure your phone is unmuted and record your name and company for your introduction. To withdraw your request, you may press star 2, once again if you have a question or a comment at this time, please press star 1. And our first question or comment comes from Mark Arnold from Piper Jaffray. Your line is open.

Exhibit 99.1 Page 2 of 6

Mark Arnold:

Good morning. Can you just say, maybe give us your outlook for ad spending over the next year, and can you give us a sense of how aggressive you’re willing to be there?

Mendo Akdag:

We intend to increase the advertising, it will probably be double digits, and we will be very aggressive.

Mark Arnold:

Okay. And I guess on a different note, do you feel that the veterinary clinics and their distributor partners are doing a better job of keeping flea and tick customers than they have in the past?

Mendo Akdag:

I - we don’t think so, what the data is showing is the market share has shifted to the mass retailers.

Mark Arnold:

Okay, and then, I guess it - this kind of combines the last two questions, but I mean how do you turn the volume trend here around in the next few quarters from the trend we’ve seen here in the last four? Is it going to be more aggressive advertising spending, further cutting the prices? And can you just give us a sense of kind of how you guys are looking at trying to turn this volume picture around?

Mendo Akdag:

Sure. We have to be competitive, so we intend to have an aggressive pricing strategy, and we are also planning on increasing our advertising to grow the top line.

Mark Arnold:

Okay, and then just lastly from me, on the G&A line it’s probably the highest percentage number we’ve seen in a long, long time. You know, obviously some of that is just a function of the weak revenue number, but how should we look at G&A spending over the next number of quarters?

Mendo Akdag:

Assuming that we can we grow the top line; there should be some leverage on the G&A.

Mark Arnold:

Great. Thank you very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Mitch Bartlett from Craig Hallum. Your line is open.

Mitchell Bartlett:

Good morning.

Mendo Akdag:

Good morning.

Mitchell Bartlett:

I’m interested in your inventory. It looks like year-over-year it’s down like 22%, a bigger percentage than the revenue decline. And going into this new pricing strategy, a new - much more aggressive, does that mean - is that a forward-look at how you believe sales are going to be, or are you going to have to be - do you feel the product in the market is going to get cheaper? Why the inventory precisely where it is?

Mendo Akdag:

It’s just a matter of timing. That means there was not good buying opportunities at the time in December, so that’s all...

Mitchell Bartlett:

Okay.

Mendo Akdag:

As far as the inventory is concerned.

Mitchell Bartlett:

There’s plenty of inventory in the market?

Mendo Akdag:

We’re anticipating that there will be.

Exhibit 99.1 Page 3 of 6

Mitchell Bartlett:

Okay, and the pricing strategy that you talk about, is it going to be more aggressive than what we can see on your Web site right now? It seems like you did get a little bit more aggressive here recently. Is this kind of indicative of what you’re planning to roll with?

Mendo Akdag:

Probably, yes. We are still doing some testing and we have not made a final decision yet, but within the - by March you will see what the pricing is going to be.

Mitchell Bartlett:

And can you help us with the split between pharmaceuticals and non-pharmaceuticals?

Mendo Akdag:

Over-the-counter meds were down and prescription was up, so that trend has continued in the December quarter.

Mitchell Bartlett:

Will OTC be greater than 50% in the seasonal peak quarters?

Mendo Akdag:

Yes. Most likely, yes.

Mitchell Bartlett:

Okay. Thank you very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Anthony Lebiedzinski from Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Good morning, guys. Just a follow-up on that question, could - can you give us the percentage of your sales coming from prescription sales now versus non-prescription?

Mendo Akdag:

I’m not going to do that right now, but we’ll give that to you for the year end, fiscal year end March 31.

Anthony Lebiedzinski:

Okay. And then in terms of the advertising strategy, do you plan to make any changes to how you allocate your advertising dollars between TV and Internet and other media?

Mendo Akdag:

Probably not, we are planning on increasing all of them.

Anthony Lebiedzinski:

Got it, okay, and then also, you talked about increasing your product offerings in the pet supplies. Can you give us a sense as to how many SKUs you plan to offer there? How many more SKUs? And also, what the margin profile is of pet supplies versus your other products?

Mendo Akdag:

We’re drop shipping the pet supplies. So the number of SKUs theoretically can be infinite, so - because we are not carrying the inventory ourselves. Having said that we survey and research the products, so we attempt to carry the products that we think our customers are going to like.

Anthony Lebiedzinski:

Okay, and the margin profile of those products versus your others?

Mendo Akdag:

Much lower, it’s going to be much lower than our average.

Anthony Lebiedzinski:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Edward Woo from Wedbush Securities. Your line is open.

Exhibit 99.1 Page 4 of 6

Edward Woo:

Yeah, you mentioned a lot about competitive nature being very increased. Is it just in flea and tick, because it seems to be that is the main category being carried by mass, or is across all your product categories?

Mendo Akdag:

Yes, flea and tick is the main issue and probably some of the supplements also.

Edward Woo:

Okay, then on the flea and tick, you know, we’ve seen some inventory issues with Frontline and we know that Advantage has gone direct. Has there been any change in that more recently?

Mendo Akdag:

At this time, no, there has been no change.

Edward Woo:

Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. And again as a reminder, at this time if you have a question or a comment, it is star 1. Make sure your phone is unmuted and record your name and company for introduction. To withdraw that request, you may press star 2. Our next question or comment comes from Ross Taylor from C.L. King. Your line is open.

Ross Taylor:

Hi. Two questions; first, you mentioned on advertising you plan to be, you know, pretty aggressive, and I just wonder if you can give us, you know, any indication as to, you know, how high you might go for customer acquisition costs. And second question - and you may have already answered this to some extent, but you know your new pricing strategy, do you think that’s going to be, you know, sort of across the board, you know, lowering prices or, you know, more discounting? And you know second component to that question, is it going to be, you know, more or less across all product lines or just, you know, focused on some of the more competitive ones like flea and tick?

Mendo Akdag:

It will be focused on the competitive ones, so obviously we need to be competitive and we will only reduce the prices where we need to be. As far as customer acquisition costs is concerned, we’ll see where it ends up. Our focus is growing sales and we’ll be aggressive to do that.

Ross Taylor:

Okay. And maybe I didn’t ask one of them very clearly, but do you think it’s going to be kind of an across the board, you know, price reduction strategy, or just, you know, more coupons and, you know, discounting for, you know, select customers, or...

Mendo Akdag:

Price reduction in certain categories is what it’s going to be.

Ross Taylor:

Okay. All right, that’s great. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Mitch Bartlett from Craig Hallum. Your line is open.

Mitchell Bartlett:

Can you tell us what the average life of a customer is? It’s important because over the last year or so, as you noted, that there’s a lot less new customers that you’ve generated, and so maybe that they are a substantial part of the base of customers, and therefore we can model it that way. Can you help us there?

Mendo Akdag:

Obviously pets die and - but typically the pet owners get a new pet, maybe later on, and maybe another, in a year or so they get a new pet. So you - theoretically, you never lose the customer after a pet dies. You may lose them temporarily. Typically after the second, third year of being with us, the retention rate is very high.

Exhibit 99.1 Page 5 of 6

Mitchell Bartlett:

So, the average life - would the average life be over...

Mendo Akdag:

Yeah, I’m not going to give you an average life.

Mitchell Bartlett:

Okay, and you mentioned in the prepared text that the advertising market was tight in October. You specifically called out October. November and December, did it loosen up and is the COCA that you reported, the cost of customer acquisition, that you reported, is that indicative of a really high cost in October and much less in the following months, or how did it trend?

Mendo Akdag:

October was tight; November and December were not as bad. I’m not going to get into monthly reporting, so, the average was $40.

Mitchell Bartlett:

Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you and I’m currently showing no further questions. I’d like to turn it back over to our speakers for closing remarks.

Mendo Akdag:

Thank you. To address the decrease in sales, going forward we intend to implement a more aggressive pricing strategy, combined with increased advertising, while continuing to expand our product offerings into pet supplies. This wraps up today’s conference call. Thank you for joining us. Carolyn, this ends the conference call.

Coordinator:

Thank you. Thank you for participating. You may now disconnect.

Exhibit 99.1 Page 6 of 6